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                                15 October 1997

Alfred Haber Distribution, Inc.
Fred Haber
321 Commercial Avenue
Palisades Park,  NJ  07650

     RE: AMENDMENT TO THE AGREEMENT BY AND BETWEEN ALFRED HABER DISTRIBUTION, INC. ("HABER") AND AMERICAN ARTISTS FILM CORPORATION ("AAFC") DATED JULY 26, 1994 AS REVISED OCTOBER 10, 1994 (THE "AGREEMENT")

Dear Fred,

     Per our conversation today, this will confirm the amendment mutually agreed to by both parties for the above-referenced Agreement as follows:

1. The Term of the Agreement shall be extended from the expiration date of August 1, 1997 to February 1, 1999.

2. Any and all monies payable to AAFC under the Agreement shall be divided equally between AAFC and Greystone Communications, Inc., ("Greystone") with separate checks for said monies to be issued by Haber to both AAFC and Greystone.

3. Except as modified herein, the terms and conditions of the Agreement shall remain in full force and effect and shall govern the respective rights and obligations of the parties.

Shinaan Krakowski of Greystone Communications, Inc., has agreed to this Amendment.

     The parties acknowledge that they are bound by the terms and conditions of this Amendment by signing as indicated below:

                                              AMERICAN ARTISTS FILM CORPORATION


                                                  /s/ J. Eric Van Atta
                                              By: _____________________________


                                              ALFRED HABER DISTRIBUTION, INC.

                                                  /s/ Joy Haber
                                              By:______________________________